UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2013

HIGHER ONE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34779	26-3025501
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

115 Munson Street
New Haven, CT 06511
(Address of principal executive offices and zip code)

(203) 776-7776
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 4, 2013, Higher One Holdings, Inc. (the “Company”) announced that on December 2, 2013, the Company co-founders Miles Lasater and Mark Volchek and the Board of Directors of the Company initiated a succession plan to bring the next level of senior leadership into the Company.  The board of directors of the Company is forming a search committee and has selected an executive recruiting firm to conduct a search for a new CEO.  Mr. Volchek will continue in his role as CEO, will assume the duties of President, effective January 10, 2014, and remains on the board of directors of the Company.  Additionally, Mr. Volchek intends to work closely with the new CEO, once hired, to ensure a smooth transition.

Mr. Lasater, who for personal reasons decided to reduce his level of involvement in the day-to-day management of the Company, will step down from his role as President effective January 9, 2014 and notified the board of directors of the Company of his intention to do so on December 2, 2013.  He will continue to serve the Company in his current capacity as the Chairman of the board of directors through the next annual meeting of the stockholders of the Company and will continue to support certain key projects on a part-time basis.

A copy of the press release announcing the management changes described and related matters is attached to this Form 8-K as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.
(d)            Exhibits
99.1	Press release issued by Higher One on December 4, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 4, 2013

HIGHER ONE HOLDINGS, INC.

By:	/s/ Mark Volchek
Mark Volchek
Chief Executive Officer